Exhibit 99.1

Hercules Capital Prices $250.0 Million of Convertible Unsecured Notes

SAN MATEO, Calif., March 5, 2025 – Hercules Capital, Inc. (NYSE: HTGC) (“Hercules” or the “Company”), today announced that it has agreed to sell to the initial purchasers in a private offering, $250.0 million aggregate principal amount of its 4.75% Convertible Unsecured Notes due 2028 (the “Convertible Notes”). The Company also has granted the initial purchasers an option to purchase up to an additional $37.5 million principal amount of the Convertible Notes to cover overallotments, if any. The Convertible Notes will be offered only to qualified institutional buyers (as defined in the Securities Act of 1933, as amended (the “Securities Act”)) pursuant to Rule 144A under the Securities Act. The closing of the transaction is subject to customary closing conditions and the Convertible Notes are expected to be delivered and paid for on March 10, 2025.

The Convertible Notes are unsecured and bear interest at a rate of 4.75% per year, payable semiannually. Upon conversion, the Company will pay or deliver, at the Company’s election, cash, shares of the Company’s common stock or a combination of cash and shares of common stock, subject to an irrevocable settlement method election that may be made by the Company. The Convertible Notes will be convertible at an initial conversion rate of 46.5631 shares of common stock per $1,000 principal amount of Convertible Notes which is equivalent to an initial conversion price of approximately $21.48 per share of the Company’s common stock, subject to customary anti-dilution adjustments. The conversion price is approximately 12.5% above the $19.09 per share closing price of the Company’s common stock on March 5, 2025. The Company will not have the right to redeem the Convertible Notes prior to maturity. The Convertible Notes will mature on September 1, 2028, unless repurchased or converted in accordance with their terms prior to such date.

The Company intends to use the net proceeds from this offering (i) to fund investments in debt and equity securities in accordance with its investment objective and (ii) for working capital and other general corporate purposes.

Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof will be registered under the Securities Act. Neither the Convertible Notes nor the common stock that may be issued upon conversion thereof may be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act.

This press release does not constitute an offer to sell any securities of Hercules Capital, Inc. and is not soliciting an offer to buy such securities in any state where such offer and sale is not permitted.

About Hercules Capital, Inc.

Hercules Capital, Inc. (NYSE: HTGC) is the leading and largest specialty finance company focused on providing senior secured venture growth loans to high-growth, innovative venture capital-backed companies in a broad variety of technology and life sciences industries. Since inception (December 2003), Hercules has committed more than $21 billion to over 670 companies and is the lender of choice for entrepreneurs and venture capital firms seeking growth capital financing. Companies interested in learning more about financing opportunities should contact info@htgc.com or call 650.289.3060.

Hercules, through its wholly owned subsidiary business, Hercules Adviser LLC (the “Adviser Subsidiary”), also maintains an asset management business through which it manages investments for external parties (“Adviser Funds”). The Adviser Subsidiary is registered as an investment adviser under the Investment Advisers Act of 1940.

Hercules’ common stock trades on the New York Stock Exchange (NYSE) under the ticker symbol “HTGC.” In addition, Hercules has one retail bond issuance of 6.25% Notes due 2033 (NYSE: HCXY).

Forward-Looking Statements

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Forward-looking statements are not guarantees of future performance and should not be relied upon in making any investment decision. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. While we cannot identify all such risks and uncertainties, we urge you to read the risks discussed in our Annual Report on Form 10-K and other materials that we publicly file with the Securities and Exchange Commission. Any forward-looking statements made in this press release are made only as of the date hereof. Hercules assumes no obligation to update any such statements in the future.

Contact:

Michael Hara

Investor Relations and Corporate Communications

Hercules Capital, Inc.

(650) 433-5578

mhara@htgc.com